FILING DOCUMENTS, NAMES, TRADEMARKS & REPORTS
   Transfer of reserved corporate name, limited liability company name, or limited partnership name (official form).

                         Mail to: Secretary of State      For office use only
                            Corporations Section               RECEIVED
                          1560 Broadway, Suite 200       1998 FEB 10 PM 3:59
Please include a typed        Denver, CO 80202            SECRETARY OF STATE
self-addressed envelope        (303) 894-2251              STATE OF COLORADO
                             Fax (303) 894-2242
MUST BE TYPED
FILING FEE: $10.00
MUST SUBMIT TWO COPIES

                NOTICE OF TRANSFER OF RESERVED CORPORATE NAME
          LIMITED LIABILITY COMPANY NAME OR LIMITED PARTNERSHIP NAME
                                      OF

                      International Beverage Corporation

Pursuant to the provisions of the Colorado Business Corporation Act, Colorado Limited Liability Company Act of the Colorado Limited Partnership Act of 1981, you are hereby notified that the undersigned has transferred to

                            Masadi Resources, Inc.

whose address is 555 E. 10th Ave., Suite 101  Denver, CO 80203 the name of International Beverage Corporation

which was reserved in your office for the exclusive use of the undersigned on November 19, 1997 for a period of one hundred twenty days thereafter.


                                       Raul N. Rodriguez
                                          Typed Name

                                        555 E. 10th Ave.
                                         Typed Address

                                        Denver, CO 80203

                                   By: /s/Raul N. Rodriguez
                                           Signature

                                   to:
                                            Title